Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

July 22, 2013
FILE NO: 58036.000020

Insmed Incorporated

11 Deer Park Drive

Monmouth Junction, New Jersey 08852

Insmed Incorporated

Public Offering of 6,900,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with (1) the Registration Statement on Form S-3 (Registration No. 333-188851) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 24, 2013 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (2) the Company’s offering and sale of 6,900,000 shares (the “Shares”), of its common stock, par value $0.01 per share (the “Common Stock”).

The Shares are being offered and sold as described in the prospectus, dated June 5, 2013, contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement thereto, dated July 16, 2013 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on July 12, 2013, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) resolutions of the Company’s Board of Directors, adopted on May 23, 2013 and June 28, 2013, (vi) resolutions of the Pricing Committee of the Board of Directors adopted on July 16, 2013, (vii) an executed copy of the Underwriting Agreement, dated as of

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS  HOUSTON  LONDON  LOS ANGELES
McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN FRANCISCO  TOKYO  WASHINGTON

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July 16, 2013, between the Company and Leerink Swann LLC as manager of the several Underwriters listed in Schedule I thereto and relating to the Shares, (viii) a specimen stock certificate representing the Common Stock and (ix) a certificate issued by the SCC on July 19, 2013, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2.                                      The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

We hereby consent to (a) the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to our firm under the heading “Validity of the Securities” in the Registration

Statement and the Base Prospectus under the heading “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP